EXHIBIT 11.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 024-110557) on Form 1-A of ShiftPixy, Inc. of our report dated March 31, 2017, relating to the consolidated financial statements of ShiftPixy, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Squar Milner LLP

May 18, 2017

Newport Beach, California